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                                                                    Exhibit 23.1



                              ACCOUNTANTS' CONSENT



The Shareholders
Lexington Corporate Properties Trust:

We consent to the use of our report dated January 25, 1999 with respect to the consolidated financial statements and consolidated financial statement schedule, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, incorporated by reference in this registration statement and to the reference to our firm under the heading "Experts" in the registration statement.





/s/KPMG
    New York, New York
    December 9, 1999